Registration No. 333-
As filed with the Securities and Exchange Commission on August 28, 2026

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TARGET CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	41-0215170
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Nicollet Mall Minneapolis, Minnesota	55403
(Address of Principal Executive Offices)	(Zip code)

AMENDED AND RESTATED TARGET CORPORATION 2020 LONG-TERM INCENTIVE PLAN
(Full title of the plan)
Jim Lee
Executive Vice President and
Chief Financial Officer
Target Corporation
1000 Nicollet Mall
Minneapolis, Minnesota 55403
(Name and address of agent for service)

(612) 304-6073
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 15,500,000 shares of Target Corporation (the “Registrant”) common stock, par value $0.0833 per share (the “Common Stock”), to be issued pursuant to the Amended and Restated 2020 Target Corporation Long-Term Incentive Plan (the “Restated 2020 Plan”). The Restated 2020 Plan was approved by the shareholders of the Registrant on June 10, 2026. Previously, 35,000,000 shares were registered under the original Target Corporation 2020 Long-Term Incentive Plan pursuant to Registration Statement No. 333-239154. In accordance with Section E of the General Instructions to Form S-8, Registration Statement No. 333-239154 is incorporated by reference herein, except to the extent that such content is superseded by the item appearing below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Exhibit Description
3.1
Amended and Restated Articles of Incorporation of Target Corporation (as amended through June 9, 2010) (incorporated by reference to Exhibit (3)A to the Registrant’s Current Report on Form 8-K on June 10, 2010).

3.2	Bylaws of Target Corporation (as amended and restated through January 15, 2025) (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K on January 17, 2025).
4.1	Amended and Restated Target Corporation 2020 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.27 to the Registrant’s Current Report on Form 8-K on June 12, 2026).
5.1	Opinion of Faegre Drinker Biddle & Reath LLP.
23.1	Consent of Faegre Drinker Biddle & Reath LLP (included as part of Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm.
24.1	Powers of Attorney.
107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on this 28th day of August, 2026.

TARGET CORPORATION

By: /s/ Jim Lee
Jim Lee
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 28th day of August, 2026 by the following persons in the capacities indicated:

/s/ Michael Fiddelke	Chief Executive Officer and Director
Michael Fiddelke	(Principal Executive Officer)

/s/ Jim Lee	Executive Vice President and Chief Financial Officer
Jim Lee	(Principal Financial Officer)

/s/ Matthew A. Liegel	Senior Vice President, Chief Accounting Officer and Controller
Matthew A. Liegel	(Principal Accounting Officer)

Brian C. Cornell	)
David P. Abney	)
George S. Barrett	)
Gail K. Boudreaux	)
Stephen B. Bratspies	)
Joseph M. DePinto	)
Robert L. Edwards	)	Constituting a majority of the directors*
John R. Hoke III	)
Christine A. Leahy	)
Monica C. Lozano	)
Derica W. Rice	)
Dmitri L. Stockton	)

* Jim Lee, by signing his name hereto on the 28th day of August, 2026, does hereby sign this document pursuant to powers of attorney duly executed by the Directors named, filed with the Securities and Exchange Commission on behalf of such Directors, all in the capacities and on the date stated.

/s/ Jim Lee
Jim Lee Attorney-in-fact
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